Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Scott Dawson	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: sdawson@amcc.com	E-Mail: angela@ardellgroup.com

Wednesday, January 25, 2006

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS

Selected Q3 Highlights:

•	Q3 Net Revenues of $65.2 million and Q3 GAAP Net Loss of $534,000 or $0.00 per share

•	Q3 Pro Forma Net Income improved to $4.8 million or $0.02 per share

•	Generated cash flow from operations of $13.3 million nearly doubling last quarter’s $6.8 million

•	Revenues from our embedded products grew 29% sequentially

•	Repurchased and retired 9.5 million shares under our stock buyback program

SUNNYVALE—January 25, 2006—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the third quarter of fiscal 2006.

Net revenues for the third quarter of fiscal 2006 were $65.2 million compared to the $64.9 million reported in the second quarter of fiscal 2006 and $61.1 million reported in the third quarter of fiscal 2005.

The net loss on a generally accepted accounting principles (GAAP) basis for the third quarter of fiscal 2006 was $534,000 or $0.00 per share, compared with a net loss of $6.4 million or $(0.02) per share for the second quarter of fiscal 2006 and a net loss of $81.9 million or $(0.27) per share for the third quarter of fiscal 2005.

The pro forma net income for the third quarter of fiscal 2006 was $4.8 million or $0.02 per share, compared to the pro forma net income of $4.0 million or $0.01 per share in the second quarter of fiscal 2006 and the pro forma net loss of $4.1 million or $(0.01) per share in the third quarter of fiscal 2005.

Net revenues for the nine months ended December 31, 2005 were $194.9 million compared to $189.6 million reported for the nine months ended December 31, 2004.

The GAAP net loss for the nine months ended December 31, 2005 was $11.2 million or $(0.04) per share, compared to the net loss of $122.0 million or $(0.39) per share for the nine months ended December 31, 2004. The pro forma net income for the nine months ended December 31, 2005 was $11.8 million or $0.04 per share, compared with the pro forma net loss of $6.0 million or $(0.02) per share for the nine months ended December 31, 2004.

“The third quarter was a solid quarter, and we achieved our overall financial and operational goals,” said Kambiz Hooshmand, president and chief executive officer. “This is our fourth consecutive quarter of pro forma operating profitability, and also is our second straight quarter of positive cash flow from operations. While the revenues from storage and communications were down primarily due to product transitions and revenue declines in older products that are not core to our strategy, we saw stellar revenue growth in our Embedded Products business.”

Bob Gargus, chief financial officer commented, “Due to product revenue transitions, our environment for revenue growth remains challenging but nonetheless is improving. We did achieve our pro forma gross margin goals while continuing to bring down operating expenses. Additionally, we acquired 9.5 million shares under our stock buyback program and are entering the fourth quarter with an improved backlog position. Overall, we continue to make progress.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and they may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude certain items which are required by GAAP such as restructuring charges, amortization and impairment of purchased intangibles, acquired in-process research and development charges, stock-based compensation charges related to acquired companies, litigation settlement costs, and payroll tax on certain stock option exercises. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of the GAAP net loss to the pro forma net income (loss), which quantifies the amounts excluded from pro forma results.

For More Information

AMCC management will be holding a conference call today, January 25, 2006, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the third quarter of fiscal 2006 and to provide guidance for the fourth quarter of fiscal 2006. You may access the conference call via any of the following:

Teleconference:	913-981-4902
Conference ID:	7941147
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820
(available for 7 days following the call)

AMCC Overview

AMCC provides the essential building blocks for the processing, moving and storing of information worldwide. The Company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver silicon, hardware and software solutions for global wide area networks (WAN), embedded applications such as PowerPC and programmable SOC architectures, storage area networks (SAN), and high-growth storage markets such as Serial ATA (SATA) RAID. AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

This news release contains forward-looking statements, including, but not limited to, statements regarding revenue growth. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward- looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to reuse or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	Dec 31, 2005	March 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$350,810	$423,392
Accounts receivable, net	22,390	28,601
Inventories	20,648	18,014
Other current assets	14,999	51,448

Total current assets	408,847	521,455
Property and equipment, net	38,237	44,461
Other assets	8,269	1,965
Goodwill and purchased intangibles	517,014	534,514

Total assets	$972,367	$1,102,395

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,268	$24,016
Other current liabilities	34,290	101,147
Current portion of long-term debt & capital leases	—	34

Total current liabilities	62,558	125,197
Stockholders’ equity	909,809	977,198

Total liabilities and stockholders’ equity	$972,367	$1,102,395

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Nine months ended
	Dec 31, 2005	Sept 30, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
Net revenues	$65,243	$64,935	$61,081	$194,851	$189,552
Cost of revenues	30,017	31,093	30,159	91,943	93,180

Gross profit	35,226	33,842	30,922	102,908	96,372
Operating expenses:
Research and development	22,775	23,161	31,411	68,910	94,103
Selling, general and administrative	14,239	14,344	15,887	44,133	45,563
Stock-based compensation:
Research and development	654	674	752	2,024	2,699
Selling, general and administrative	783	783	876	2,351	4,401
Amortization of purchased intangibles	1,107	1,107	1,833	3,481	5,352
Impairment of purchased intangibles	—	—	27,330	—	27,330
Acquired in-process research and development	—	—	—	—	13,400
Restructuring charges	1,339	3,559	8,079	4,898	8,389
Litigation settlement, net	—	—	28,900	—	28,900

Total operating expenses	40,897	43,628	115,068	125,797	230,137

Operating loss	(5,671)	(9,786)	(84,146)	(22,889)	(133,765)
Interest and other income, net	4,940	3,537	4,780	11,881	14,591

Loss before income taxes	(731)	(6,249)	(79,366)	(11,008)	(119,174)
Income tax expense (benefit)	(197)	175	2,526	154	2,861

Net loss	$(534)	$(6,424)	$(81,892)	$(11,162)	$(122,035)

Basic and diluted loss per share:
Loss per share	$(0.00)	$(0.02)	$(0.27)	$(0.04)	$(0.39)

Shares used in calculating basic and diluted loss per share	297,119	305,476	307,729	302,974	309,792

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Nine months ended
	Dec 31, 2005	Sept 30, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
Net revenues	$65,243	$64,935	$61,081	$194,851	$189,552
Cost of revenues	26,371	25,874	23,761	77,856	72,219

Gross profit	38,872	39,061	37,320	116,995	117,333
Operating expenses:
Research and development	22,774	23,161	31,411	68,909	94,103
Selling, general and administrative	14,239	14,344	15,887	44,133	45,561

Total operating expenses	37,013	37,505	47,298	113,042	139,664

Operating income (loss)	1,859	1,556	(9,978)	3,953	(22,331)
Interest and other income, net	4,268	3,537	4,780	11,209	14,591

Income (loss) before income taxes	6,127	5,093	(5,198)	15,162	(7,740)
Income tax expense (benefit)	1,348	1,120	(1,144)	3,335	(1,703)

Net income (loss)	$4,779	$3,973	$(4,054)	$11,827	$(6,037)

Diluted income (loss) per share:
Income (loss) per share	$0.02	$0.01	$(0.01)	$0.04	$(0.02)

Shares used in calculating diluted income (loss) per share	299,049	307,156	307,729	304,521	309,792

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with generally accepted accounting principles and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company. See the schedule of pro forma adjustments for a reconciliation of the pro forma results to the GAAP basis results.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET LOSS TO PRO FORMA NET INCOME (LOSS)

(unaudited)

(in thousands)

	Three months ended			Nine months ended
	Dec 31, 2005	Sept 30, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
GAAP net loss	$(534)	$(6,424)	$(81,892)	$(11,162)	$(122,035)
Adjustments:
Stock-based compensation related to acquired companies	1,458	1,478	1,975	4,443	7,731
Amortization of purchased intangibles	4,732	6,305	7,884	17,500	25,682
Impairment of purchased intangibles	—	—	27,330	—	27,330
Restructuring charges	1,339	3,559	8,079	4,898	8,389
Litigation settlement, net	—	—	28,900	—	28,900
Realized gain on sale of strategic equity investment	(672)	—	—	(672)	—
Acquired in-process research and development	—	—	—	—	13,400
Payroll taxes on certain stock option exercises	1	—	—	1	2
Income tax adjustments	(1,545)	(945)	3,670	(3,181)	4,564

Total GAAP to pro forma adjustments	5,313	10,397	77,838	22,989	115,998

Pro forma net income (loss)	$4,779	$3,973	$(4,054)	$11,827	$(6,037)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations:

	Three months ended			Nine months ended
	Dec 31, 2005	Sept 30, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
GROSS PROFIT:
GAAP gross profit	$35,226	$33,842	$30,922	$102,908	$96,372
Amortization of purchased intangibles	3,625	5,198	6,051	14,019	20,330
Stock-based compensation related to acquired companies	21	21	347	68	631

Pro forma gross profit	$38,872	$39,061	$37,320	$116,995	$117,333

OPERATING EXPENSES:
GAAP operating expenses	$40,897	$43,628	$115,068	$125,797	$230,137
Amortization of purchased intangibles	1,107	1,107	1,833	3,481	5,352
Impairment of purchased intangibles	—	—	27,330	—	27,330
Acquired in-process research and development	—	—	—	—	13,400
Stock-based compensation related to acquired companies	1,437	1,457	1,628	4,375	7,100
Restructuring charges	1,339	3,559	8,079	4,898	8,389
Litigation settlement, net	—	—	28,900	—	28,900
Payroll taxes on certain stock option exercises	1	—	—	1	2

Pro forma operating expenses	$37,013	$37,505	$47,298	$113,042	$139,664

INTEREST AND OTHER INCOME, NET
GAAP interest and other income, net	$4,940	$3,537	$4,780	$11,881	$14,591
Realized gain on sale of strategic equity investments	(672)	—	—	(672)	—

Pro forma interest and other income, net	$4,268	$3,537	$4,780	$11,209	$14,591

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$(197)	$175	$2,526	$154	$2,861
Income tax adjustments	1,545	945	(3,670)	3,181	(4,564)

Pro forma income tax expense (benefit)	$1,348	$1,120	$(1,144)	$3,335	$(1,703)